Exhibit 99(b)
PROXY
PRELIMINARY FORM OF PROXY CARD FOR PIC WISCONSIN SPECIAL MEETING
Common Shares Proxy For_______, 2006 Special Meeting
PHYSICIANS INSURANCE COMPANY OF WISCONSIN, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
     The undersigned shareholder of Physicians Insurance Company of Wisconsin, Inc. (the “Company”) hereby appoints William T. Montei and Christopher J. Brady or either one of them as Proxies, with full power of substitution, for and in the name of the undersigned as attorney and proxy, to vote all of the Common Shares of the Company that the undersigned would be entitled to vote if personally present on the matters listed below and in their discretion upon such other business as may properly come before the Special Meeting of Shareholders of the Company to be held _______, 2006, and at any adjournments or postponements thereof, all as set out in the notice and proxy statement relating to the meeting, receipt of which is hereby acknowledged.
(Continued, and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲
IMPORTANT PROXY INSTRUCTIONS
PLEASE VOTE, SIGN AND RETURN THE ABOVE CARD IMMEDIATELY.
1.	The Proxy card must be signed by the shareholder. Clinic Administrators, corporate officers, executors, trustees and others signing as a representative should indicate their title or capacity.

2.	Please indicate any address change on the card.

3.	Thank you for your prompt response. We have enclosed a pre-addressed, postage-paid envelope for your convenience.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

		FOR	AGAINST
1.	On the question of a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 8, 2005, as amended on February 14, 2006, by and among PIC Wisconsin, ProAssurance Corporation and its wholly-owned subsidiary Physicians Merger Company, and the related merger of PIC Wisconsin and Physicians Merger Company:	☐	☐

		FOR	AGAINST
2.	On the question of a proposal to adjourn the special meeting to permit further solicitation of proxies, if necessary, in the event that there is an insufficient number of votes to approve and adopt the merger agreement and the merger:	☐	☐

3.	In their discretion, to transact such other business within the preceding purposes as may properly come before the special meeting or any adjournments or postponements thereof. At the time this Proxy was printed, the Board of Directors was not aware of any other business to be transacted at the special meeting.

Signature	Signature	Date

When signing as attorney, officer, administrator or guardian, please give full title. All joint owners must sign.

▲ Detach here from proxy voting card ▲